SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 10, 1997
                        (Date of Earliest Event Reported)

                          COMMAND SECURITY CORPORATION
                          ----------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    New York
                                    --------
                            (State of Incorporation)

                                     0-18684
                                     -------
                            (Commission File Number)

                                   14-1626307
                                   ----------
                        (IRS Employer Identification No.)

                  Lexington Park, Lagrangeville, New York 12540
                  ---------------------------------------------
                    (Address of Principal Executive Offices)

                                 (914) 454-3703
                                 --------------
                         (Registrant's Telephone Number)

Item 1-Item 4     Not Applicable.

Item 5            Not Applicable.

Item 6            Not Applicable.

Item 7            Financial Statements and Exhibits.

                  (a),(b) Not Applicable.

                  (c) Exhibits

                  (i) Press release dated September 10, 1997

Item 8.           Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 11, 1997       COMMAND SECURITY CORPORATION


                               By: /s/ William C. Vassell
                               ----------------------------------
                               William C. Vassell
                               Chairman of the Board of Directors

                                                   Command Security Corporation
                                                                    [LOGO]
                                                   Corporate Office:
                                                   Lexington Park, P.O. Box 340
                                                   Lagrangeville, New York 12540
                                                   Tel. 914-454-3703
                                                   Fax 914-454-0075

                             FOR IMMEDIATE RELEASE
    COMMAND SECURITY CORPORATION EXPECTS TO TAKE AN APPROXIMATELY $1 MILLION
                      CHARGE IN ITS SECOND FISCAL QUARTER

Lagrangeville, New York * * * September 10, 1997 * * * Command Security Corporation (NASDAQ:CMMD) today reported that one of its service company clients located in Boston filed last week under Chapter 7 of the Bankruptcy Code. The potential charge to earnings for the quarter ending September 30, 1997 based on notes and advances plus debt guaranteed by Command (net of amounts previously deferred) is approximately $765,000. In addition, there are accounts receivable valued at approximately $680,000 due to Command from the service client's customers. Command intends to aggressively pursue collection of these accounts.

The notes, advances and guarantees are secured by a lien against the service company's client list, and under its service agreement Command has the right to take over those accounts. Several factors, including the results of the bankruptcy proceedings, will determine Command's success in acquiring those accounts. Command has launched its own investigation of the status of the accounts and has engaged counsel to represent its interests in the bankruptcy proceedings.

William C. Vassell, the Company's Chairman of the Board, said "We will aggressively pursue all legal remedies to collect the monies due Command from the service company's customers as well as to obtain these
customers for Command.    Although the maximum impact on earnings for the
current quarter and for the year ending March 1998 could be as much as $1.5 million, our current expectation is closer to $1 million. Fortunately, due to the improvements in our cash position over the past year, the impact on our cash flow should be minimal. We are working with our senior lender who has indicated its willingness to cooperate with us in order to smooth out any short-term cash flow issues."

Command Security Corporation provides security services to company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida and Pennsylvania and provides back office service agreements to independent security companies nationwide.

Contact:
William C. Vassell, Chairman of the Board at 914-454-3703
Donald Radcliffe, Radcliffe & Associates, Inc. at 212-605-0174